WINDSORTECH, INC.

                          ACTION BY CONSENT IN WRITING
                          OF A MAJORITY OF STOCKHOLDERS

         The undersigned, being all the Directors of WindsorTech, Inc., a Delaware Corporation, by unanimous consent in accordance with the General Corporation Law of the State of Delaware and the Amended and Restated By-Laws of the Corporation hereby consent to the resolutions set forth herein as if the same had been duly adopted at a meeting of the Directors.

         WHEREAS, the Corporation has determined that it is in the best interest of company to acquire the business of Qualtech International Corporation and Qualtech Services Group, Inc., both Minnesota corporations through a forward triangular merger in order to grow the business of the Corporation;

         NOW THEREFORE BE IT

         RESOLVED, the undersigned being the Directors of the Corporation hereby adopt and approve the Agreement and Plan of Merger by and among WindsorTech, Inc., a Delaware corporation, QualTech International Acquisition Corporation and QualTech Services Acquisition Corporation, Delaware corporations and wholly owned subsidiaries of WindsorTech, Inc.and QualtTech International Corporation and QualTech Services Group, Inc., Minnesota corporations dated April 16, 2004 (the "Merger Agreement"). The Merger transaction shall be effective as of May 1, 2004.

         FURTHER RESOLVED, that the President of the Corporation and such other officers as he shall designate are authorized and directed to take all actions and sign all documents necessary to meet all of the terms of the Merger Agreement and related transactions..

         IN WITNESS WHEREOF, the undersigned stockholders of the Corporation have executed this consent on this 21 day of May, 2004 at a.m./p.m.



         ---------------------                        ---------------------
         Marc Sherman                                 Edward L. Cummings


         ---------------------                        ---------------------
         Carl C. Saracino                             Michael P. Sheerr

         Filed with the undersigned on this _________ day of May, 2004.

         ----------------------------
         Secretary